Notice of Grant Form For Performance Stock Options and Award of Performance Stock Units	Advanced Energy Industries, Inc. ID: 84-0846841 1625 Sharp Point Drive Fort Collins, CO 80525 (970) 221-4670

NAME ADDRESS	Grant Number: Plan: ID:

LTI PERFORMANCE STOCK OPTION (PSO) GRANT

You have been granted a performance-based option to purchase Common Stock of Advanced Energy Industries, Inc. (the Company), subject to the terms and conditions in the 2008 Omnibus Incentive Plan, the Executive Long-Term Incentive Plan and the Performance Stock Option Agreement, as follows:

Date of Grant:

Exercise Price Per Share:

Total Number of Shares Granted:

Total Option Price:

Type of Option:	Performance Stock Option (PSO)

Expiration Date of Option:	If performance metrics not met for (PERFORMANCE PERIOD) as set forth in the Executive Long Term Incentive Plan

The number of shares that vest will be determined based on the Company meeting or exceeding the performance metrics outlined in the Executive Long-Term Incentive Plan.

LTI PERFORMANCE SHARE UNIT (PSU) GRANT

In addition to the PSO grant outlined above, you are also the recipient of a performance-based award of _______ performance stock units (PSUs), subject to the terms and conditions in the 2008 Omnibus Incentive Plan, the Executive Long-Term Incentive Plan and the Performance Stock Unit Agreement. This award may result in shares of the Company's common stock being granted and vested, if the Company meets or exceeds the performance metrics outlined in the Executive Long-Term Incentive Plan. Please note that the Company may settle all or a portion of the shares underlying the PSUs by the payment of cash as outlined in the Executive Long-Term Incentive Plan.

These PSOs and PSUs are granted and awarded, respectively, under and governed by the terms and conditions of the Company's 2008 Omnibus Incentive Plan, as amended, the Performance Stock Option Agreement, the Performance Stock Unit Agreement, and the Executive Long-Term Incentive Plan, all of which are attached and made a part of this document.

Advanced Energy Industries, Inc.